SCHEDULE 14A INFORMATION

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934,

(Amendment No.     )

Filed by the Registrant   ☒

Filed by a Party Other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12

IRIS International, Inc

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IRIS INTERNATIONAL, INC.

9172 Eton Avenue

Chatsworth, California 91311

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Friday, August 4, 2006

To the Stockholders of IRIS International, Inc.:

The 2006 Annual Meeting of Stockholders of IRIS International, Inc. will be held at IRIS International’s corporate headquarters, located at 9172 Eton Avenue, Chatsworth, California on Friday, August 4, 2006 at 10:00 a.m. Pacific Time, for the following purposes:

1.	To elect seven (7) Directors to hold office until the 2007 annual meeting or until their successors are elected and qualified;

2.	To ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on June 15, 2006, as the record date for determination of stockholders entitled to notice of, and to vote at, the meeting and any of its adjournments or postponements.

You are cordially invited to attend the Annual Meeting in person. However, you must be a stockholder of record at the close of business on June 15, 2006 to vote at the meeting. If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting. Regardless of whether or not you will attend, please mark, date, sign and return the enclosed proxy.

By Order of the Board of Directors

Richard H. Williams

Chairman of the Board

June 27, 2006

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE STAMPED RETURN ENVELOPE PROVIDED. YOUR PROMPT RETURN OF THE PROXY WILL HELP AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION TO ASSURE A QUORUM AT THE MEETING.

THE ANNUAL MEETING IS ON AUGUST 4, 2006. PLEASE RETURN YOUR PROXY IN TIME.

IRIS INTERNATIONAL, INC.

9172 Eton Avenue

Chatsworth, California 91311

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held Friday, August 4, 2006

GENERAL INFORMATION AND VOTING RIGHTS

This proxy statement (the “Proxy Statement”) and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of IRIS International, Inc., a Delaware corporation (“IRIS” or the “Company”), for use at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at IRIS International’s corporate headquarters, located at 9172 Eton Avenue, Chatsworth, California on Friday, August 4, 2006 at 10:00 a.m. Pacific Time, and any adjournments or postponements thereof. Enclosed with this Proxy Statement is a copy of the Company’s Annual Report, which includes our Form 10-K (without exhibits), for the fiscal year ended December 31, 2005. However, the Annual Report is not intended be a part of this Proxy Statement or a solicitation of proxies. The Company anticipates that the Proxy Statement and enclosed proxy will first be mailed or given to its stockholders on or about June 27, 2006.

Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written proxy card. Your submitting the enclosed proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in street name, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote at the meeting. If you are a stockholder of record, you may revoke your proxy at any time before the meeting either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Only holders of record of the Company’s common stock at the close of business on June 15, 2006 will be entitled to vote at the Annual Meeting on the proposals described in this Proxy Statement. On that date, there were 17,854,185 shares of common stock outstanding. Each holder of record is entitled to one vote for each share of common stock held on all matters to come before the meeting. Stockholders may not cumulate votes in the election of directors.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the nominees of the Board of Directors, the persons named as proxies and acting there under will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

The seven nominees for election as directors who receive the most votes “for” election will be elected. Ratification of the appointment of our independent registered public accounting firm will require an affirmative vote of the majority of the shares of common stock present or represented at the annual meeting.

The presence, in person or by proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain “non-routine” matters and therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities. Brokers may vote their clients’ shares on routine matters, such as the election of directors and the ratification of the Company’s independent registered public accounting firm.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Bylaws state that the Board of Directors initially shall consist of seven members, which number may be changed from time to time by resolution of the Board. The number of Board members currently is set at seven, and there currently are seven Board members.

At the recommendation of the Compensation and Nominating Committee, the Board of Directors proposes the election of the following nominees as Directors:

Thomas H. Adams, Ph.D.

Steven M. Besbeck

César M. García

Michael D. Matte

Richard G. Nadeau, Ph.D.

Stephen E. Wasserman

Richard H. Williams

Each of the directors elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2007 or until such director’s successor has been duly elected and qualified or until such director has otherwise ceased to serve as a director. To the Company’s knowledge, each nominee is, and will be, available to serve.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The principal occupation and certain other information about the nominees and certain executive officers are set forth on the following pages.

THE BOARD OF DIRECTORS AND COMPENSATION AND NOMINATING COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to directors, nominees, and other executive officers of the Company as of June 15, 2006:

Name	Age	Position with the Company
Nominees for Director:
Thomas H. Adams, Ph.D.	63	Corporate Vice President, Chief Technology Officer and Director
Steven M. Besbeck	58	Director
César M. García	53	Chief Executive Officer, President and Director
Michael D. Matte	47	Director
Richard G. Nadeau, Ph.D.	70	Director
Stephen E. Wasserman	60	Director
Richard H. Williams	69	Chairman of the Board

Other Executive Officers:
Donald C. Mueller	42	Corporate Vice President, Chief Financial Officer and Secretary
Bernard M. Alfano	45	Corporate Vice President and President of Iris Diagnostics
Robert A. Mello	52	Corporate Vice President and President of Sample Processing
John U. Yi	45	Corporate Vice President of Operations
Kenneth R. Castlemen	64	President of Advanced Digital Imaging Research, LLC

Board of Director Nominees

Thomas H. Adams, Ph.D. Dr. Adams was appointed a director in June 2005 and joined IRIS as Corporate Vice President and Chief Technology Officer in April 2006 when the Company acquired Leucadia Technologies, a privately held medical-device company which he founded in 1998. Dr. Adams served as Chairman and Chief Executive Officer of Leucadia Technologies. In 1989 Dr. Adams founded Genta, Inc., a publicly held biotechnology company in the field of antisense technology, and served as its Chief Executive Officer until 1997. Dr. Adams founded Gen-Probe, Inc. in 1984 and served as its Chief Executive Officer and Chairman until 1989. Before founding Gen-Probe, Dr. Adams was CTO of Hybritech Inc. and has also held management positions at Technicon Instruments and the Hyland Division of Baxter. He served as a director of Biosite Diagnostics, Inc. from 1989 to 1998 and as a director of Invitrogen from 2000 to 2002. Dr. Adams currently serves as a director of La Jolla Pharmaceutical Co. and the privately held company, XiFin, Inc. Dr. Adams holds a Ph.D. in Biochemistry from the University of California, Riverside.

Steven M. Besbeck. Mr. Besbeck has served as a director since 1990. Mr. Besbeck is President and Chief Executive Officer of ASPYRA, Inc., a publicly traded company formerly known as Creative Computer Applications. He has held this position since 1983 and has also been a director of ASPYRA since 1980. ASPYRA is a provider of clinical information systems for laboratory, pharmacy and medical imaging departments in hospitals, clinics and other healthcare providers. From 1975 to 1983, Mr. Besbeck was a director, President and Chief Executive Officer of American Cytogenetics, Inc., a provider of specialty clinical laboratory services. Mr. Besbeck holds a B.S. in Finance from California State University, Long Beach.

César M. García. Mr. García joined the company in January 2002 as Executive Vice President and was appointed President in June 2003 and Chief Executive Officer and a director in November 2003. Mr. García has over 30 years of experience in medical device manufacturing. Prior to joining IRIS, Mr. García was Sr. Vice President, Operations and Program Management for Cytometrics Inc., an early stage manufacturer of non-invasive medical devices for hematology and cytology. From 1994 to 1998, he was Vice President of Operations and Engineering at Datascope Corp., which manufactures medical devices for interventional cardiology, anesthesiology and critical care monitoring. From 1974 to 1994, Mr. García worked with Bayer assuming positions of increased responsibility including General Manager of Technicon Electronics Corp., a subsidiary of Bayer USA, and Director of Worldwide Hematology Manufacturing and Cellular Diagnostics Research and Development. Mr. García earned his B.S. in Industrial Engineering (Cum Laude) at the University of Puerto Rico and received an Advanced Management Certificate from Pace University.

Michael D. Matte. Mr. Matte was appointed a director in January 2004. Mr. Matte most recently served as Chief Financial Officer of Cyberguard Corporation from 2001 to 2006. From 1981 to 1992, he was employed by Price Waterhouse as a senior audit manager. From 1992 to 1998, he served as Chief Financial Officer for InTime Systems International, and from 1998 to 2001, he served as Chief Financial Officer for AmeriJet International. Mr. Matte is a Certified Public Accountant and holds a B.S. in Accounting from Florida State University.

Richard G. Nadeau, Ph.D. Dr. Nadeau was appointed a director in January 1999. He is Founder and Chairman of Vistair Ventures, a company he founded in 1984 that funds small businesses, primarily in the high technology fields. Concurrently, Dr. Nadeau held senior positions with various IVD equipment companies, including Chairman and Chief Executive Officer of Cytometrics, Inc., President and Chief Executive Officer of EM Diagnostic Systems, Inc., Senior Vice President and Chief Technical Officer of Technicon Instrument Corporation, President of the Diagnostics Division (North America) of Technicon Instrument Corporation, President of Ortho Diagnostics, Inc., a subsidiary of Johnson & Johnson, Inc., and Worldwide Marketing Manager for the Automatic Clinical Analysis Division of E.I. DuPont de Nemours & Co. He currently serves on the Board of Directors for the Advanced Medical Technology Association. Dr. Nadeau is a former President of the National Committee for Clinical Laboratory Standards and a former Board Member of the European Committee for Clinical Laboratory Standards. Dr. Nadeau is a Fellow in the National Academy of Clinical Biochemistry. He earned his B.S. in pre-Med and M.S. in Biochemistry at the University of New Hampshire and his Ph.D. in Biochemistry at West Virginia University.

Stephen E. Wasserman. Mr. Wasserman was appointed a director in April 2006. Mr. Wasserman was most recently Group Vice President-Diagnostic Systems Products of Olympus America Inc., the U.S. business center for Tokyo-based Olympus Corporation. Mr. Wasserman, who joined Olympus in 1997, directed the North American operations for the Company’s In Vitro Diagnostics product business based in Melville, N.Y. Prior to Olympus, from 1994-1997 Mr. Wasserman was Chief Financial Officer of Datascope Corp. and President of its Patient Monitoring Division. From 1989 to 1993, he served as Vice President of NY Blood Center, Inc. and General Manager of its Melville Biologics, Inc. division, a manufacturer, marketer and developer of biopharmaceutical products. Mr. Wasserman previously held key positions from 1981-1989 with Technicon Instruments Corp. (now Bayer Diagnostics), serving as Vice President, General Manager, North America and Vice President and Controller. Mr. Wasserman, is a Certified Public Accountant and received a BBA from City College of New York, Baruch School of Business.

Richard H. Williams. Mr. Williams was appointed a director in June 2003 and was elected Chairman of the Board in March 2004. Mr. Williams, an experienced businessman and entrepreneur, has served as a consultant to many emerging growth companies since 1980. From 1994 to 1998, Mr. Williams was a director and helped structure, finance and take public InTime Systems International, a Nasdaq listed software company selling human resource payroll products. In 1988, Mr. Williams was appointed Chairman and Chief Executive Officer of Restor Industries and, after several acquisitions, took it public. Previously, he was Chairman and Chief Executive Officer of several private companies in energy and telecommunications engineering services. From 1970 to 1980, he was Vice President of a consumer product division of Pfizer Inc. Mr. Williams holds a B.S. in Business and Finance from New York University.

Other Executive Officers

Donald C. Mueller. Mr. Mueller joined IRIS on May 1, 2006 and was appointed Corporate Vice President and Chief Financial Officer effective May 11, 2006. From 2005 to 2006, Mr. Mueller was an independent financial consultant. From 1998 to 2005, he served as Vice President, Chief Financial Officer and Treasurer of Transportation Technologies Industries, Inc. From 1991 to 1998, Mr. Mueller held various divisional and corporate finance positions for Fisher Scientific International, Inc. and its affiliates. From 1985 to 1991, he was employed by Deloitte & Touche and held roles of increasing responsibility including Audit Manager. Mr. Mueller is a Certified Public Accountant and holds a BBA from the University of San Diego.

Bernard (Dino) M. Alfano. Mr. Alfano joined IRIS in December 2001 as Director, International Sales and was promoted to Vice President of Global Sales and Service in September 2004. Mr. Alfano was appointed Corporate Vice President and President of Iris Diagnostics in June 2005. He was Executive Vice President at OxiBio, Inc. from 1999 to 2001. During the 1990’s he served as Vice President, Sales and Marketing at Litmus Concepts, Inc. and Director of Global Sales and Marketing at Bard Diagnostics, a division of C.R. Bard. For the prior ten years, he held positions of increasing responsibility at Syva Company, a division of Syntex Corporation and at Ethicon, Inc., a division of Johnson & Johnson. Mr. Alfano holds a degree in Business Administration from Seattle University.

Robert A. Mello. Mr. Mello joined IRIS in April 2000 and is Corporate Vice President and President of the Sample Processing business unit. Mr. Mello has over 30 years of experience in the medical device field. From 1988 to April 2000, he was an executive with bioMerieux, which designs, manufactures and markets medical instruments and consumables for immunodiagnostic and microbiology laboratories worldwide. He served as Vice President of Operations at their Boston area facility and before that, as Vice President of Disposables Manufacturing at their clinical microbiology facility. Prior to joining bioMerieux, he held senior management positions with Medical & Scientific Designs and Ortho Diagnostics Inc., a division of Johnson & Johnson. Mr. Mello holds degrees in both Electrical Engineering and Business Management and has global experience in the IVD market.

John U. Yi. Mr. Yi joined IRIS in September 2003 as Vice President, Operations of Iris Diagnostics and in October of 2005 was appointed Corporate Vice President of Operations. Mr. Yi has 23 years of experience in high volume manufacturing, technical services, program management and supply chain operations. From 1997 to 2002, he was Vice President of Operations at Alcatel Corporation (formerly Xylan). From 1995 to 1997, he was Vice President of Operations at Micropolis Inc., a manufacturer of high end hard disc drives. From 1983 to 1995, he held various management positions with Seagate Technology Inc., a manufacturer of hard disc drives for the computer market. Mr. Yi holds a Bachelor’s degree in Business Administration/Accounting from California State University, Hayward.

Dr. Kenneth R. Castleman. Dr. Castleman joined IRIS in 1996, when the company acquired Perceptive Systems, Inc., the predecessor company to ADIR that he also founded. He has served as President of ADIR since 2000. From 1970 to 1985, Dr. Castleman was a Senior Scientist at NASA’s Jet Propulsion Laboratory, where he developed digital imaging techniques for a variety of medical applications. He currently serves on advisory boards at the National Institute of Health, The University of Texas, Carnegie-Mellon University, and the FBI. Dr. Castleman holds Bachelors, Masters, and Ph.D. degrees from the University of Texas at Austin and is a member of the Nation Space Association’s Space Technology Hall of Fame.

The Board and Board Committees

The Board. Each of our directors other than Mr. García, and Dr. Adams, qualifies as “independent” in accordance with the applicable rules for companies whose securities are traded on The Nasdaq Stock Market (“NASDAQ”). As further required by the NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board of Directors held eight general meetings during fiscal 2005. The Board of Directors also acted on three occasions by unanimous written consent during fiscal 2005. Each current director attended at least 75% of all the meetings of the Board of Directors and those committees on which he served in fiscal 2005. While the Company has not established a policy with respect to members of the Board of Directors attending annual meetings, directors are generally in attendance at the annual meeting of stockholders. The Board of Directors regularly maintains an audit and corporate governance committee, a compensation and nominating committee and a business development and acquisitions committee, and establishes special committees from time to time to perform specifically delegated functions.

Audit and Corporate Governance Committee. During 2005, Messrs. Besbeck, Matte, Williams and Dr. Nadeau served on the Audit Committee, which held six meetings during such period. Presently Messrs. Besbeck (Chairman), Matte and Wasserman serve on the committee. The Committee reviews the scope and results of the year-end audit with management and the independent auditors, reviews and discusses the adequacy of the Company’s internal controls and recommends to the Board of Directors selection of independent auditors for the coming year. The Board of Directors has adopted a written charter for the Audit Committee.

The Audit and Corporate Governance Committee also reviews and makes recommendations regarding the functioning of the Board of Directors as an entity, recommends corporate governance principles applicable to the Company and assists the Board of Directors in its reviews of the performance of the Board and each of its committees.

As required by NASDAQ rules, the members of the Audit and Corporate Governance Committee each qualify as “independent” under special standards established by the U.S. Securities and Exchange Commission for members of audit committees. The Committee also includes at least one independent member who is determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” Messrs. Besbeck, Matte and Wasserman are all independent directors who have been determined to be audit committee financial experts. The Board has also determined that each Committee member has sufficient knowledge in reading and understanding the Company’s financial statements to serve on the Audit and Corporate Governance Committee.

Compensation and Nominating Committee. During 2005, Dr. Adams, Mr. Besbeck, Dr. Thomas F. Kelley (retired), Dr. Nadeau and Mr. Williams, served on the Compensation and Nominating Committee, which held four meetings during such period. Presently, Messrs. Matte, Wasserman and Williams and Dr. Nadeau (Chairman) serve on this committee. All of these Committee members are independent directors pursuant to applicable NASDAQ rules.

The Compensation and Nominating Committee is responsible for considering and approving nominations for candidates for director, including determining the appropriate qualifications and experience required of such candidates, and related matters. The Committee operates pursuant to a written charter.

In carrying out its function to nominate candidates for election to the Board of Directors, the Compensation and Nominating Committee considers the mix of skills, experience, character, commitment, and diversity of background, all in the context of the requirements of the Board of Directors at that point in time. The Committee believes that each candidate should be an individual who has demonstrated integrity and ethics in such candidate’s personal and professional life, has an understanding of elements relevant to the success of a publicly-traded company and has established a record of professional accomplishment in such candidate’s chosen field. Each candidate should be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board of Directors, and not have other personal or professional commitments that would, in the Committee’s judgment, interfere with or limit such candidate’s ability to do so. The Committee has no stated specific, minimum qualifications that must be met by a candidate for a position on our Board of Directors.

In evaluating candidates for certain Board positions, the Committee evaluates additional criteria, including the following: financial or accounting expertise, industry expertise, accomplishment in designing, marketing, manufacturing and distributing medical instruments and other experience relevant to the medical industry and public companies of a size comparable to the Company; and experience in investment banking, commercial lending or other financing activities. The Committee also considers previous performance of candidates that are or have been board members and/or high level executives.

The Compensation and Nominating Committee’s methods for identifying candidates for election to the Board of Directors (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources including our executives; individuals personally known to the members of the Board of Directors; and other research. The Committee may also from time to time retain one or more third-party search firms to identify suitable candidates.

An IRIS stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in the Company’s Bylaws. Stockholders who desire the Compensation and Nominating Committee to consider a candidate for nomination as a director at the 2007 annual meeting must submit advance notice of the nomination to the Committee a reasonable time prior to the mailing date of the proxy statement for the 2007 annual meeting. The recommendation should be addressed to our Secretary.

A stockholder’s notice of a proposed nomination for director to be made at an annual meeting must include the following information:

•	the name and address of the stockholder proposing to make the nomination and of the person or persons to be nominated;

•	a representation that the holder is a stockholder entitled to vote his or her shares at the annual meeting and intends to vote his or her shares in person or by proxy for the person or persons nominated in the notice;

•	a description of all arrangements or understandings between the stockholder(s) supporting the nomination and each nominee;

•	any other information concerning the proposed nominee(s) that the Company would be required to include in the proxy statement if the Board of Directors made the nomination; and

•	the consent of the nominee(s) to serve as director if elected.

Business Development and Acquisition Committee: Dr. Adams, Mr. García, Dr. Nadeau (Chairman) and Mr. Williams have served on the Business Development and Acquisition Committee since its formation in 2005.

The Business Development and Acquisition Committee is responsible for pursuit, consideration and recommendation to the full Board of potential business acquisition and business development initiatives involving the Company.

Director Compensation

In 2005, we adhered to our existing policy of paying a fixed annual cash retainer to non-employee directors. The Chairman of the Board was paid $60,000 per year and the other non-employee directors were paid $30,000 per year for normal, routine services as Board members in 2005. In 2006, the Chairman will be paid $72,000 and other non-employee directors will be paid $36,000 per year, independent of the number of meetings held. The non-employee directors also received a fee of $1,000 per day when attending Board meetings requiring travel in excess of four hours, which amount was increased from $500 effective April 1, 2005. Additional compensation in the amount of $10,000 was paid to the Chairman of the Audit and Corporate Governance Committee in 2005 and such amount will be increased to $12,000 in 2006. Additional compensation in the amount of $5,000 was paid to the Chairman of the Compensation and Nominating Committee in 2005 and such amount will be increased to

$6,000 in 2006. Additional compensation in the amount of $5,000 (prorated for a partial year) was paid to the Chairman of the Business Development and Acquisition Committee in 2005 and such amount will be increased to $6,000 in 2006. During 2005, Dr. Adams was paid $18,065, Mr. Besbeck was paid $40,000, Mr. Matte was paid $39,000, Dr. Nadeau was paid $50,000, and Mr. Williams was paid $69,000, for their services as directors during that year. In December of 2005, the Company awarded Mr. Williams stock options to purchase 20,000 shares of common stock and each of the other non-employee directors were awarded stock options to purchase 12,500 shares of common stock plus an additional 2,500 share option for each committee that the director served as Chairman. Such stock options were granted with an exercise price of $26.02 per share. In 2005, Mr. Matte and Mr. Williams each received a $15,000 benefit from participation in the Company’s Employee Stock Purchase Plan. All directors were reimbursed for any expenses incurred by them related to attendance at meetings of the Board, or committees of the Board or our Annual Stockholders Meeting.

Code of Ethics

We have adopted a Code of Ethical Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as well as to our other employees and directors generally. A copy of our Code of Ethical Conduct is available at our website: www.proiris.com, and will be made available to any person without charge upon written request to the Secretary of the Company, at our principal executive offices, 9172 Eton Avenue Chatsworth, California 91311. The IRIS code of ethics is in compliance with the code of ethics issued by ADVAMED, an internationally recognized health industry trade association.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, our directors and officers and our significant stockholders (defined by statute as stockholders beneficially owning more than 10% of our common stock) are required to file with the Securities and Exchange Commission and IRIS reports of ownership, and changes in ownership, of common stock. Based solely on a review of the reports received by us, we believe that, during the year ended December 31, 2005, all of our officers, directors and significant stockholders complied with all applicable filing requirements under Section 16(a), except for the following: (i) one Statement of Changes in Beneficial Ownership on Form 4, reporting one transaction, was filed late by each of Robert Mello and Kenneth Castleman; and (ii) an Initial Statement of Beneficial Ownership of Securities on Form 3 and two Statements of Changes in Beneficial Ownership on Form 4, were filed late by Bernard Alfano.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, as to the Chief Executive Officer, and as to each of the other most highly compensated executive officers whose compensation exceeded $100,000 during the last fiscal year (the “Named Executive Officers”), information concerning all compensation paid for services to the Company in all capacities for each of the three years ended December 31 indicated below.

	Annual Compensation					Long-Term Compensation	All Other Compensation(3)
Name and Principal Positions	Year(1)	Salary	Bonus	Other Annual Compensation(2)		Number of Shares Underlying Options
César M. García President and Chief Executive Officer (4)	2005 2004 2003	$289,718 250,143 246,492	$144,304 125,000 100,000	$6,000 6,086 18,685	(5) (5) (7)	0 60,000 165,000	$3,196 3,550 3,400	(6) (6) (6)

Martin G. Paravato Corporate Vice President, Chief Financial Officer and Secretary (14)	2005 2004	$214,018 196,454	$51,949 40,000	$18,480 14,720	(8) (8)	0 90,500	$4,890 1,200	(9) (9)

Bernard M. Alfano Corporate Vice President and President of Iris Diagnostics Division	2005 2004 2003	$187,629 162,794 142,003	$42,728 40,000 5,000	$19,977 9,000	(8) (8)	50,000 15,000 24,500	$1,987 2,403 1,867	(10) (10) (10)

Robert A. Mello Corporate Vice President and President of Sample Processing, Inc.	2005 2004 2003	$187,340 182,078 191,039	$59,850 52,850 30,000	$17,496 0 0	(8)	0 26,500 40,000	$2,997 3,612 2,900	(11) (11) (11)

John U. Yi Corporate Vice President of Operations	2005	$160,068	$37,980	$5,000	(13)	30,000	$810	(12)

Dr. Kenneth Castleman President of Advanced Digital Imaging Research, LLC	2005 2004 2003	$240,829 200,962 185,648	$0 0 0	$0 0 0		0 0 5,000	$2,179 3,397 2,700	(15) (15) (15)

(1)	Information is provided only for those years in which the individual served as an executive officer.

(2)	Other Annual Compensation consists of (a) the dollar value of the difference between the price paid for common stock purchased under the Company’s Employee Stock Purchase Plan and the fair market value of such shares on the date of purchase (“ESPP benefits”), (b) automobile allowances, (c) temporary housing allowances and, (d) signing bonuses.

(3)	All Other Compensation consists of (a) premiums paid for term life insurance for the benefit of executive officers (“life insurance premiums”) and (b) matching contributions to the Company’s 401(k) plan for the benefit of executive officers (“401(k) matching contributions”).

(4)	César García was appointed President and Chief Operating Officer on June 12, 2003 and Chief Executive Officer on November 17, 2003. Prior to June 12, 2003, Mr. García was an Executive Vice President.

(5)	Consists entirely of an automobile benefit.

(6)	Consists of $1,242, $1,500 and $1,400 for life insurance premiums plus $1,954, $2,050 and $2,000 in 401(k) matching contributions for 2005, 2004 and 2003, respectively.

(7)	Consists entirely of a housing allowance.

(8)	Consists entirely of ESPP benefits.

(9)	Consists of $3,564 and $1,200 for life insurance premiums plus $1,326 and $0 in 401(k) matching contributions for 2005 and 2004, respectively.

(10)	Consists of $436, $555 and $450 for life insurance premiums plus $1,551, $1,848 and $1,417 in 401(k) matching contribution for 2005, 2004 and 2003, respectively.

(11)	Consists of $897, $1,071 and $900 for life insurance premiums plus $2,100, $2,541 and $2,000 in 401(k) matching contributions for 2005, 2004 and 2003, respectively.

(12)	Consists of life insurance premiums.

(13)	Consist entirely of a signing bonus.

(14)	Martin Paravato resigned of Chief Financial Officer, Vice President and Secretary on May 11, 2006.

(15)	Consists of $900, $856 and $844 for life insurance premiums plus $1,279, $2,541 and $1,856 in 401(k) matching contributions for 2005, 2004 and 2003, respectively.

Option Grants in Last Fiscal Year

The following table sets forth certain information regarding stock option grants during fiscal year 2005 to the Named Executive Officers.

	Number of Shares Underlying Options		Percent of Total Options Granted to Employees in Fiscal Year(1)		Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Percentage Rates of Stock Price Appreciation Per Option Term(2)
Name							5%	10%
Bernard M. Alfano	33,901 16,099	(3) (3)	17.4 8.3	% %	$16.96 14.80	5/23/10 8/01/10	$158,851 65,824	$351,019 145,453
John U. Yi	30,000	(3)	15.4%		$21.94	12/20/10	181,849	401,838

(1)	Options covering an aggregate of 194,500 shares were granted to employees during fiscal 2005.

(2)	Based on the assumption that the market price of the underlying shares of common stock appreciate in value from the date of grant to the date of expiration at the annualized rates indicated. These rates are hypothetical rates mandated by the Securities and Exchange Commission, and the Company does not make any representations regarding future appreciation in the market price of the common stock.

(3)	Options are currently exercisable.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during fiscal 2005, the number of shares of common stock underlying stock options held at fiscal year-end and the value of options held at fiscal year-end based upon the last reported sales price of the common stock on The Nasdaq Stock Market on December 31, 2005 ($21.86 per share).

Name	Shares Acquired On Exercise	Value Realized	Number of Shares Underlying Unexercised Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at Fiscal Year End Exercisable/Unexercisable
César M. García	33,895	$752,130	296,105 / 0	$5,083,000 / $0
Martin G. Paravato	23,040	$270,720	67,460 / 0	$1,005,000 / $0
Bernard M. Alfano	16,000	$202,400	102,000 / 0	$1,114,000 / $0
Robert A. Mello	38,750	$638,738	128,750 / 0	$2,262,000 / $0
John U. Yi	8,750	$152,863	62,250 / 0	$521,000 / $0
Kenneth R. Castleman	0	$0	64,000 / 0	$1,269,000 / $0

Employment Contracts, Termination of Employment and Change in Control Agreements

The Company entered into an employment agreement dated November 17, 2003, with César García, the Company’s President and Chief Executive Officer. Pursuant to his employment agreement, Mr. García initially received a salary of $250,000 per year, which amount was increased by the Board of Directors to $275,000 effective January 1, 2005 and $375,000 effective January 1, 2006. Upon execution of the employment agreement, Mr. García was granted a stock option to purchase 150,000 shares of the Company’s Common Stock at an exercise price based on the then fair market value. The agreement provides for four (4) weeks vacation and the use of a Company automobile. The agreement also provides for 18 months’ severance if Mr. García is terminated without cause.

On April 3, 2006 the Company entered into an employment agreement with Thomas H. Adams to be the Company’s Chief Technology Officer. Pursuant to his employment agreement, Dr. Adams will receive a salary of $250,000 per year. The agreement provides for four (4) weeks vacation. The agreement also provides for 12 months’ severance if Dr. Adams is terminated without cause.

On May 1, 2006 the Company entered into an employment agreement with Donald C. Mueller to be the Company’s Chief Financial Officer effective May 11, 2006. Pursuant to his employment agreement, Mr. Mueller will receive a salary of $275,000 per year. Upon execution of the employment agreement, Mr. Mueller was granted Incentive Stock Options to purchase 121,000 shares of the Company’s Common Stock at an exercise price based on the then fair market value plus 14,500 shares of our common stock that are subject to certain repurchase rights and other restrictions. The agreement provides for four (4) weeks vacation. The agreement also provides for 12 months’ severance if Mr. Mueller is terminated without cause.

Effective May 11, 2006, in connection with Martin G. Paravato’s resignation as Chief Financial Officer, the Company and Mr. Paravato entered into a separation agreement with respect to the terms of his resignation as Chief Financial Officer and continuing employment relationship with the Company. The separation agreement entitles Mr. Paravato to severance in accordance with the terms of his previously existing employment agreement in the form of continuation of his base salary from June 1, 2006 through May 31, 2007 and health insurance benefits for Mr. Paravato through the same period. Pursuant to the terms of the separation agreement we have also engaged Mr. Paravato to serve as a part-time employee until March 31,2007. Mr. Paravato has also released all claims against us.

Compensation Committee Interlocks and Insider Participation

During 2005, Dr. Adams, Mr. Besbeck, Mr. Kelley, Dr. Nadeau and Mr. Williams served on the Compensation and Nominating Committee. Presently, Messrs. Matte, Wasserman and Williams and Dr. Nadeau (Chairman) serve on this committee. None of these Committee members were officers or employees of the Company during 2005, and were independent directors pursuant to applicable NASDAQ rules. During 2005, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation and Nominating Committee or Board of Directors.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2005 regarding equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,563,210	$7.02	1,045,937
Equity compensation plans not approved by security holders	154,301	$5.50	0

Total	1,717,511	$6.89	1,045,937

In October 2005, the Board of Directors approved a resolution whereby all employee options then outstanding were fully vested. In accordance with FIN 44 “Accounting for Certain Transactions Involving Stock Options”, we recorded a charge to earnings in the amount of $112,000 representing an estimate for employee turnover during the remaining vesting period. The Board took this action to mitigate the effect on future earnings of implementing SFAS No. 123R and because these options were awarded, in part, as current compensation in lieu of cash.

Material Features of Equity Compensation Plans not Approved by Stockholders

Equity compensation plans not approved by security holders are summarized as follows:

1997 Nonstatutory Stock Option Plan. The 1997 Nonstatutory Stock Option Plan was adopted by the Board of Directors in 1997, and authorizes the issuance of options to purchase up to 600,000 shares of the Company’s common stock. The 1997 Plan is administered by the Company’s Compensation and Nominating Committee. At December 31, 2005, there were outstanding options to purchase 64,301 shares issued under the 1997 Plan.

During 2002, the Company issued inducement options to two individuals to purchase up to an aggregate of 290,000 shares of the Company’s common stock, which expire in January, 2008. At the time these options were granted, no additional shares were available for award under the l998 Stock Option Plan. At December 31, 2005, inducement options to purchase 90,000 shares of common stock at an average exercise price of $2.52 per share remain outstanding.

Certain Relationships and Related Party Transactions

Except as disclosed elsewhere in this Proxy Statement, and except as follows, neither the nominees for election as directors of the Company, the directors or executive officers of the Company, nor any stockholder owning more than five percent of the issued shares of the Company, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which the Company was a party from and after January 1, 2005, or which is presently proposed.

On April 3, 2006, we acquired Leucadia Technologies, Inc. (“Leucadia”), a molecular diagnostics company, as a result of the merger of Leucadia with and into our wholly-owned subsidiary, IRIS Molecular Diagnostics, Inc. pursuant to the terms of a simultaneously executed Merger Agreement between us, Leucadia, IRIS Molecular Diagnostics, Inc., and Thomas H. Adams, Ph.D., the sole shareholder of Leucadia and a member of our Board of Directors (the “Merger Agreement”). In connection with the Merger, Dr. Adams received an aggregate of $3.1 million in cash and 272,375 shares of our common stock having a value of approximately $4.2 million, based on an assigned value of $15.42 per share. In addition, Dr. Adams may receive an aggregate earn-out payment of up to 108,950 shares of our common stock, having a value of approximately $1.68 million based on an assigned value of $15.42 per share in the event the acquired business reaches certain milestones set forth in the Merger Agreement. Twenty thousand shares of our common stock otherwise issuable to Dr. Adams in the merger will be held in escrow for one year for the purpose of reimbursing and compensating us for certain Leucadia balance sheet liabilities and any indemnification claims made pursuant to the Merger Agreement. We have also provided Dr. Adams with mandatory and piggyback registration rights with respect to his share consideration, including his pro rata portion of the earn-out shares, pursuant to a Registration Rights Agreement dated April 3, 2006. Such agreement requires us to file a registration statement on Form S-3 with respect to Dr. Adams’s share compensation received in the merger within 90 days of April 3, 2006. Dr. Adams entered into a standstill agreement with the Company which prohibits him from selling or otherwise transferring his shares for a period of six months from the closing date of the merger and thereafter from selling in excess of 75,000 shares in any calendar quarter.

REPORT OF COMPENSATION AND NOMINATING COMMITTEE

The Compensation and Nominating Committee of the Board of Directors is primarily responsible for determining the annual salaries and other compensation of executive officers and administering the Company’s stock option and stock purchase plans. During fiscal 2005, the Committee was comprised of four members, all of whom were independent directors pursuant to applicable NASDAQ rules. In connection with its deliberations, the Committee seeks the views of the Chief Executive Officer with respect to appropriate compensation levels of the other officers.

Compensation Philosophy

The Compensation and Nominating Committee believes that the Company’s future success depends in large part on retaining and motivating its executive officers. As a result, the Compensation and Nominating Committee has adopted a general approach of compensating executives with cash salaries commensurate with the experience and expertise of the executive and competitive with median salaries paid to executives at comparable companies. To reward executives for their contributions to the achievement of Company-wide performance goals, incentive bonus awards are established at a level designed to ensure that when such payouts are added to the executive’s base salary, the total compensation for above-average performance will exceed the average compensation level at comparable companies. In addition, to align its executives’ compensation with the Company’s business strategies, values and management initiatives, both short and long term, executive officers are provided with long-term performance incentives. It is the Company’s policy to encourage share ownership through the grant of stock option awards and stock purchases under the Employee Stock Purchase Plan.

The Compensation and Nominating Committee also considers the compensation level of executive officers at other publicly traded and private companies. In 2005, the Compensation and Nominating Committee retained an independent compensation consulting firm, Buck Consultants, LLC, to assist the Company in comparing compensation levels of our senior executives with those of executives at similar companies. Based on the results of this comparison, the Compensation and Nominating Committee determined that the compensation levels of Mr. Garcia, our Chief Executive Officer, and certain other of our senior executives required adjustments, which were made effective January 1, 2006, to bring such levels up to the median compensation level of their counterparts at other companies.

Compensation Elements

The Company’s compensation package for executive officers consists of a base salary, performance-based cash bonuses and stock options. The executive officers are also eligible to participate in most of the Company’s employee benefit plans. In 2006, the Company added stock awards to its compensation program.

Base Salaries. Base salaries are initially targeted at average levels of comparable companies and then adjusted based on an assessment of market conditions and of individual performance and contributions.

Management Incentive Bonus Plan. The Company has a Management Incentive Bonus Plan (MIBP) to reward participants with cash bonuses for their contributions to the achievement of Company-wide performance goals. Most officers of the Company and certain other key employees selected by the Compensation and Nominating Committee participate in the MIBP. MIBP payouts are established at a level designed to ensure that when such payouts are added to a participant’s base salary, the total compensation for above-average performance will exceed the average compensation level at comparable companies. Awards are generally made only to MIBP participants when their division of the Company, or the Company as a whole, exceeds planned operating income goals. However, certain Executive Officers are occasionally awarded bonuses based on attaining personal objectives set by the Compensation and Nominating Committee and/or the Chief Executive Officer.

Stock Based Compensation Plans. The Company uses stock based compensation plans to provide employees with an opportunity to share with the stockholders in the long-term performance of the Company. The Compensation and Nominating Committee generally grants stock options on a periodic basis to all eligible employees. Grants are also made to certain employees upon commencement of employment and, occasionally, following a significant change in job responsibility, scope or title or a particularly noteworthy achievement.

Beginning in 2002, stock options generally have a four-year vesting schedule and expire five years from the date of grant. The exercise price is 100% of the market value of a share of Common Stock at the time of the grant. In 2005, the Company amended its 1998 stock option plan to permit the grant of stock awards, and began making such awards in 2006.

The Compensation and Nominating Committee retained Buck Consultants, LLC, an independent compensation firm, to assist the Committee in establishing updated guidelines for determining the size of periodic stock option grants and stock awards based upon several factors, including the salary and performance of the recipient and the market price of the Common Stock at the time of grant. The size of the grants are targeted at competitive levels.

Employee Stock Purchase Program. The Company maintains a stock purchase plan that permits all employees to purchase shares of Common Stock at a discount of 15% from the current market price. Prior to 2006 the discount was 50% of the then current market value. Employees may invest up to 15% of their total compensation and must hold the shares for one year. If the employee resigns from the Company or is terminated for cause during the holding period, the Company may repurchase the shares at the employee’s original purchase price. The Company’s right to repurchase the shares automatically terminates under certain circumstances such as a sale of the Company.

Compensation of Chief Executive Officer

The Company’s compensation of the current Chief Executive Officer has been determined by a negotiated arms’ length agreement between the Company and the Chief Executive Officer largely based on market factors. The Compensation and Nominating Committee also awarded Mr. García, the current Chief Executive Officer, a $144,304 cash bonus for 2005 based on (1) continuing improvement of the market value of the Company, (2) initiatives taken to direct the Company and (3) the achievement of extraordinary accomplishments (not directly affecting operating earnings or stock value).

Compensation of Other Executive Officers

The Compensation and Nominating Committee considered various factors to determine any additional compensation for other Executive Officers. These factors include (1) the continuing improvement of the market value of the Company, (2) evaluations and recommendations of the Chief Executive Officer, (3) initiatives taken over and above the regular duties of the other Executive Officers, and (4) the achievement of extraordinary accomplishments (which may or may not affect operating earnings or stock value).

Based on these factors, Mr. Paravato, the former Chief Financial Officer was awarded a $51,949 bonus for 2005, Mr. Alfano, a Corporate Vice President and President of Iris Diagnostic division, Mr. Mello, a Corporate Vice President and President of the Sample Processing division and Mr. Yi, a Corporate Vice President of Operations, were awarded cash bonuses of $42,728, $59,850 and $37,980 respectively for 2005 under the MIBP.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to its CEO and each of the next four most highly compensated executive officers. Certain performance-based compensation approved by stockholders is not subject to the deduction limit. The Company’s Employee Stock Purchase Plan and 1998 Stock Option Plan have each been approved by stockholder vote; as a result, stock-based awards under these plans are qualified so that awards under such plans constitute performance-based compensation not subject to Section 162(m) of the Code. However, to maintain flexibility in compensating the Company’s executive officers in a manner designed to promote varying corporate goals, it is not a policy of the Committee that all executive compensation must be deductible.

COMPENSATION AND NOMINATING COMMITTEE

Dr. Richard G. Nadeau (Chairman)

Mr. Michael D. Matte

Mr. Stephen E. Wasserman

Mr. Richard H. Williams

REPORT OF AUDIT AND CORPORATE GOVERNANCE COMMITTEE

The Audit and Corporate Governance Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. During the year ending December 31, 2005, the Audit and Corporate Governance Committee consisted of Mr. Steven M. Besbeck (Chairman), Dr. Richard G. Nadeau, Richard H. Williams and Michael D. Matte.

In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent auditors. The Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States.

The Committee also discussed with the independent auditors other matters required under Statement of Auditing Standards No. 61 (Communication with Audit Committees).

The Committee has discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Committee has also considered whether the independent auditors’ provision of other non-audit services to the Company is compatible with the auditors’ independence.

The Committee discussed with the independent auditors the overall scope and plans for their audit.

In reliance on the reviews and discussions to which reference is made above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended the selection of the Company’s independent auditors.

AUDIT AND CORPORATE GOVERNANCE COMMITTEE

Mr. Steven M. Besbeck (Chairman)

Mr. Michael D. Matte

Mr. Stephen E. Wasserman

FEES PAID TO INDEPENDENT AUDITORS

The following table sets forth fees for services paid to BDO Seidman, LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2005 and 2004:

	2005	2004
Audit fees (1)	$473,429	$491,510
Audit-related fees (2)	21,500	39,250
Tax fees (3)	67,755	68,385
All other fees (4)	—	—

Total	$562,684	$599,145

(1)	Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements.

(2)	During 2005 and 2004, we incurred fees for assurance services in connection with the audit of our 401(k) Plan.

(3)	During 2005 and 2004, we incurred fees in connection with preparation of our federal and state tax returns.

(4)	During 2005 and 2004, we did not incur any other fees related to other services provided.

The Audit and Corporate Governance Committee administers the Company’s engagement of BDO Seidman, LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit and Corporate Governance Committee considers whether the engagement could compromise the independence of BDO Seidman, LLP, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent auditor to perform the services.

Our Audit and Corporate Governance Committee has determined that the provision of non-audit services by BDO Seidman, LLP is compatible with maintaining BDO Seidman’s independence, and none of such services were pre-approved pursuant to the de minimis exception provided in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934.

Generally, the Audit and Corporate Governance Committee approves in advance audit and non-audit services to be provided by BDO Seidman. In other cases, in accordance with Rule 2-01(c)(7) of Securities and Exchange Commission Regulation S-X, the Audit and Corporate Governance Committee has delegated pre-approval authority to the Chairman of the Audit and Corporate Governance Committee for matters which arise or otherwise require approval between regularly scheduled meetings of the Audit and Corporate Governance Committee, provided that the Chairman reports such approvals to the Audit and Corporate Governance Committee at the next regularly scheduled meeting of the Audit and Corporate Governance Committee.

FIVE-YEAR STOCK PRICE PERFORMANCE COMPARISON

The following graph and table compare the cumulative total return on the Company’s Common Stock with the cumulative total return (including reinvested dividends) of the Standard & Poor’s 500 Index (S&P 500), the NASDAQ Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks Index and the Standard & Poor’s HealthCare Equipment Index for the five years ending December 31, 2005, assuming that the relative value of the Common Stock and each index was $100 on December 31, 2000. Amounts below have been rounded to the nearest dollar. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

	Calendar Year Ending December 31,
	2000	2001	2002	2003	2004	2005
IRIS	100	180	176	461	742	1,665
S&P 500 Index	100	88	69	88	98	103
NASDAQ Medical Devices Products Index	100	122	98	145	168	187
S&P HealthCare Equipment Index	100	95	83	109	123	123

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock as of June 1, 2006 with respect to:

•	each person who is known to us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors and nominees;

•	the Named Executive Officers; and

•	all of our directors and executive officers as a group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of common stock under warrants or options currently exercisable or exercisable within 60 days of the date of this information are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants or options but are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding at June 15, 2006. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each person listed is care of the Company, at 9172 Eton Avenue, Chatsworth, California 91311.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class(2)
Thomas H. Adams	300,430	1.68%
Steven M. Besbeck	117,500	*
César M. García	311,105	1.72%
Michael D. Matte	32,906	*
Richard G. Nadeau	132,500	*
Stephen E. Wasserman	10,000	*
Richard H. Williams	73,520	*
Bernard M. Alfano	107,903	*
Kenneth R. Castleman	66,440	*
Robert A. Mello	153,492	*
John U. Yi	107,381	*
AXA Financial Inc. (3)	1,100,237	6.16%
Directors and Executive Officers as a Group (12 persons)	1,413,177	7.53%

*	Less than 1%.

(1)	Includes options exercisable on or within 60 days of June 15, 2006 held by directors and executive officers as follows: Dr. Adams (28,055 shares), Mr. Besbeck (117,500 shares), Mr. García (276,105 shares), Mr. Matte (30,000), Dr. Nadeau (75,000 shares), Mr. Wasserman (10,000 shares), Mr. Williams (50,000), Mr. Alfano (102,000 shares), Mr. Mello (128,750 shares), Mr. Yi (30,000 shares), and Dr. Castleman (64,000 shares).

(2)	Based on 17,854,185 shares of stock outstanding as of June 15, 2006.

(3)	The mailing address for AXA Financial Inc. is 1290 Avenue of the Americas, New York, New York 10104.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors, upon a recommendation of its Audit and Corporate Governance Committee, has appointed BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending December 31, 2006, subject to ratification of the stockholders at the meeting. BDO Seidman, LLP has no financial interest of any kind in the Company except the professional relationship between auditor and client. Representatives of BDO Seidman, LLP will be invited, but are not expected to attend the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS.

OTHER PROPOSALS

The Company is not aware of any other business to be presented to the meeting and does not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Any stockholder who intends to present a proposal at the 2007 Annual Meeting of stockholders for inclusion in the Company’s Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices no later than April 6, 2007. In addition, in the event a stockholder proposal is not received by the Company by April 6, 2007, the Proxy to be solicited by the Board of Directors for the 2007 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2007 Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting.

SEC rules and regulations provide that if the date of the Company’s 2007 Annual Meeting is advanced or delayed more than 30 days from the date of the 2006 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2007 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2007 Annual Meeting. Upon determination by the Company that the date of the 2007 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2006 Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

COMMUNICATIONS WITH DIRECTORS

You may communicate with the Chair of our Audit and Corporate Governance Committee or Compensation and Nominating Committee, or with our independent directors as a group, by writing to any such person or group c/o of the Corporate Secretary at 9172 Eton Avenue, Chatsworth, California 91311.

Communications are distributed to the Board of Directors, or to any individual director, depending on the facts and circumstances described in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services. The Company may also reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable charges and expenses in connection with the distribution of proxy materials.

ANNUAL REPORT

The Company’s Annual Report to Stockholders includes a copy of the Form 10-K (without exhibits) for the fiscal year ended December 31, 2005. The Annual Report to Stockholders and Form 10-K is not intended to be a part of this Proxy Statement or a solicitation of proxies.

NOTE REGARDING INCORPORATION BY REFERENCE TO THIS PROXY STATEMENT

The Company routinely files with the Securities and Exchange Commission various registration statements and reports which may incorporate by reference part or all of this Proxy Statement. Those references are not intended to incorporate any of the information in this Proxy Statement under the headings “Compensation and Nominating Committee Report on Executive Compensation” or “Five Year Stock Price Performance Comparison” unless those headings are specifically referenced by name in the registration statement or report.

By Order of the Board of Directors

Richard H. Williams

Chairman of the Board

June 27, 2006

PLEASE PROMPTLY VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. AT ANY TIME BEFORE A VOTE YOU MAY REVOKE YOUR PROXY BY (1) A LATER PROXY OR A WRITTEN NOTICE OF REVOCATION DELIVERED TO THE INSPECTOR OF ELECTIONS OR (2) ADVISING THE INSPECTOR OF ELECTIONS AT THE MEETING THAT YOU ELECT TO VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

THE ANNUAL MEETING IS AT 10:00 AM ON AUGUST 4, 2006.

PLEASE RETURN YOUR PROXY IN TIME.

DETACH HERE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF IRIS INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS

FRIDAY, AUGUST 4, 2006

The undersigned stockholder of IRIS International, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 27, 2006, and hereby appoints Mr. César García and Mr. Donald Mueller, or either of them, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IRIS International, Inc. and any adjournments thereof, to be held on August 4, 2006 at 10:00 a.m., Pacific Time, at IRIS International’s corporate headquarters, located at 9172 Eton Avenue, Chatsworth, California 91311 and at any adjournment or postponements thereof, and to vote all shares of capital stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

[SEE REVERSE SIDE] CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[BACK OF PROXY]

DETACH HERE

☒	Please mark votes as in this example

1.	PROPOSAL TO ELECT SEVEN (7) DIRECTORS.

Nominees:	RICHARD H. WILLIAMS, STEVEN M. BESBECK, MICHAEL D. MATTE, RICHARD G. NADEAU Ph.D., STEPHEN E. WASSERMAN, THOMAS H. ADAMS, PH.D., AND CÉSAR GARCÍA

FOR ALL NOMINEES ☐	WITHHELD FROM ALL NOMINEES ☐	FOR ALL EXCEPT ☐ (See Instructions Below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and write their name in the space provided above.)

2.	PROPOSAL TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The board of directors recommends that you vote “FOR” the election of each of the nominees in Proposal No. 1, and “FOR” the ratification of BDO Seidman, LLP as the company’s independent registered public accounting firm. All proposals to be acted upon are proposals of the Company. If any other business is properly presented at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the board of directors, this proxy shall be voted by the proxy holders in accordance with the recommendations of a majority of the board of directors. At the date this proxy statement went to press, we did not anticipate any other matters would be raised at the annual meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    ☐

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING    ☐

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:                                                      Date:                              Signature:                                                      Date:

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.